MarkMagic Domestic Reseller Agreement

EXHIBIT 10.6

Signed and validated on ___________________ 20_____, by

CYBRA Corporation, with its offices located at One Executive Boulevard, Yonkers, NY 10701, USA, incorporated and registered under the laws of the state of New York, USA, hereinafter referred to as the Publisher,

and

Company Name: _____________________________________________

with its offices located at

Address:  _______________________________________________
_______________________________________________
_______________________________________________

hereinafter referred to as the Reseller.

I. Marketing Rights

The Publisher grants the Reseller marketing rights for the MarkMagic 5 suite of software products and annual support listed in Appendix A, MarkMagic Version 5.1 U.S. Pricing, that hereinafter is referred to as CYBRA Products.

The terms and conditions of these rights, including territorial limitations, are defined below.

II. Period of the Agreement

This agreement is effective from date of signature and is in effect for two years thereafter. This agreement shall thereafter automatically renew for additional one year periods unless either party notifies the other of its intention to terminate the Agreement at least 30 days prior to any termination or renewal date. Each party may terminate the agreement by notifying the other party of the intent of so doing three (3) months in advance without cause. Termination with cause is immediate.

MarkMagic Domestic Reseller Agreement

III. Territorial Limitation

The Reseller may sell the product(s) only in the following countries:

United States of America

These countries are hereinafter referred to as the territory.

IV. Sales Commission

The sales commission for each CYBRA Product sold by the Reseller is 40% of the then current list price. This commission also applies to annual support licenses, product upgrades, and product add on options.

The Publisher will provide to the Reseller, an Enterprise MarkMagic license including all add on options for its own use, at a nominal price of two thousand (2,000) US dollars. The license, and all subsequent product updates, will remain in effect for the full term of this agreement at no additional charge to the Reseller.

List prices for CYBRA Products and CYBRA Product Maintenance are defined in CYBRA's U.S. Price List (Appendix A). Prices are subject to change. The Reseller will be notified by the Publisher 90 days in advance.

CYBRA periodically publishes product upgrades. The Reseller will be notified of availability and prices of upgrades. The commission on these upgrades is identical to that of products.

V. Protection and Security

The Reseller undertakes to maintain secrecy concerning know-how, documentation, working methods, etc. concerning the products, and to use such information only as required for purposes of executing this agreement.

A.	The Reseller shall not engage directly or indirectly in the production, development, distribution or sale of any competitive software product while this agreement remains in effect.

B.
The Reseller is authorized to copy the product for his own backup purposes and for licensing to end-users. This includes distribution of the MarkMagic libraries with the distributor's application program libraries.

MarkMagic Domestic Reseller Agreement

VI. Warranty and Support

The Publisher warrants all materials, i.e., documentation and software, and will be replaced if found to be defective. All other warranties are expressly disclaimed. The Publisher makes no expressed or implied warranties with regard to performance or fitness of purpose.

The Publisher is responsible for providing technical support as defined in our Support Agreement, arising from the use of CYBRA Products.

The Reseller is responsible for all Level One (1) end user technical support arising from the use of CYBRA Products. Level One (1) support includes printer connectivity, installation issues and basic MarkMagic usability questions.

VII. Selling Methods

To sell CYBRA Products, Publisher will provide the Reseller with product literature in digital files, which can be copied and given to prospects. Any modifications to the literature must be approved by the Publisher.

Customer prospects that wish to try MarkMagic for a trial period can download the product and documentation from the Publisher’s website. If the customer prefers media instead of download, it is the Reseller’s responsibility to supply the media.

For the trial period the customer requires a temporary license key in order to activate the software. Reseller will request both temporary and permanent license keys from the Publisher via email using the CYBRA Reseller License Key Request Form.

Publisher will issue a permanent license key to the Reseller when royalties due Publisher (list price less commission) in the form of either a bank money order, check drawn on a US bank, money transfer or equivalent, in US funds and signed License Agreements completed by the customer are received by Publisher.

VIII. Disclaimer

This agreement does not formulate a joint venture relationship or a partnership. The Reseller is granted no additional authority to assume any obligation on behalf of the Publisher, or to perform any act in the name of the Publisher if not authorized to do so by this agreement.

A.	The Reseller will not make contractual agreements, which bind the Publisher. The Reseller is not the agent or employee of the Publisher, and will not represent himself as such.

MarkMagic Domestic Reseller Agreement

B.	Reseller shall indemnify and hold Publisher free of any and all claims of loss or liability arising from improper maintenance, support, or misrepresentation by Reseller's personnel.

C.
Publisher will indemnify Reseller for claims by others made against Reseller based on the product, arising out of Publisher's performance under this Agreement, and /or as a result of Publisher's agreements/relations with anyone else.

IX. Legal Considerations

The laws of the state of New York will govern the terms of this agreement, and any dispute arising between CYBRA Corporation and the Reseller will be settled by the jurisdiction of the authorized courts in the state of New York.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. THE PARTIES FURTHER AGREE THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written.

The Publisher	The Reseller
CYBRA Corporation	Company Name:
Authorized Representative:	Authorized Representative:
Title:	Title:
One Executive Boulevard South Westchester Executive Park	Address:
Yonkers, NY 10701-6804 USA

Signature & Seal:	Signature:

APPENDIX A: MarkMagic Version 5.1 U.S. Pricing